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                                                                   Exhibit 10.30


                                  PAETEC CORP.
                NONQUALIFIED STOCK OPTION AGREEMENT FOR DIRECTOR

     PaeTec Corp., a Delaware corporation (the "Company"), hereby grants an option to purchase shares of its Class A Common Stock, $.01 par value, (the "Stock") to the optionee named below. The terms and conditions of the option are set forth in this cover sheet and in the attachment.

Grant Date:  January 13, 2000

Name of Optionee:  James A. Kofalt

Number of Shares Covered by Option:  10,000

Option Price per Share:  $5.00

Vesting Start Date: September 10, 1999


     By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement.


Optionee:              /s/ James A. Kofalt
            ------------------------------------------
                          (Signature)

Company:              /s/ Richard Ottalagana
            ------------------------------------------
                          (Signature)

            Title:      EVP & Treasurer
                    ----------------------------------





Attachment
----------

     This is not a stock certificate or a negotiable instrument.
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                                 PAETEC CORP.
               NONQUALIFIED STOCK OPTION AGREEMENT FOR DIRECTOR



Nonqualified Stock Option  This option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

Definition of Service      For purpose of this Agreement, "Service" means
                           service as a director of the Company or an affiliate of the Company. Whether a termination of Service shall have occurred for purposes of the Agreement shall be determined by the Board, which determination shall be final, binding and conclusive.

Vesting This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested shares not less than 100 shares, unless the number of shares purchased is the total number available for purchase under the option, by following the procedures set forth below.

                           Your right to purchase shares of Stock under this option vests as to 100% of the total number of shares covered by this option, as shown on the cover sheet, on the one-year anniversary of the Vesting Start Date, provided that you have been in Service continuously during the one-year period from the Vesting Start Date through the one-year anniversary of the Vesting Start Date.

                           No additional shares of Stock will vest after your Service has terminated for any reason.

Term Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier if your Service terminates, as described below.

Death If your Service terminates because of your death, then your option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death. During that twelve month period, your estate or heirs may exercise the vested portion of your option.

Leaves of Absence          For purposes of this option, your Service does not
                           terminate when you go on a bona fide leave of
                           absence. The Company determines, in its sole
                           discretion, which leaves count for this purpose, and
                           when your Service terminates for all purposes under
                           this Agreement.
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Notice of Exercise         When you wish to exercise this option, you must
                           notify the Company by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many shares you wish to purchase (in a parcel of at least 100 shares generally). Your notice must also specify how your shares of Stock should be registered (in your name only or in your and your spouse's names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

                           If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

Form of Payment            When you submit your notice of exercise, you must
                           include payment of the option price for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

                           . Cash, your personal check, a cashier's check, a money order or another cash equivalent acceptable to the Company.

                           . Shares of Stock which have already been owned by you for more than six months and which are surrendered to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option price.

                           .   To the extent a public market for the Stock
                           exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price and any withholding taxes.

Transfer of Option         During your lifetime, only you (or, in the event of
                           your legal incapacity or incompetency, your guardian or legal representative) may exercise the option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

                           Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in your option in any other way.

Retention Rights           Neither your option nor this Agreement give you the
                           right to be
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                           retained by the Company (or any affiliate of the
                           Company) in any capacity. The Company (and any affiliate of the Company) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights         You, or your estate or heirs, have no rights as a
                           shareholder of the Company until a certificate for your option's shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in this Agreement in the Section entitled "Adjustments."

Adjustments                In the event of a stock split, a stock dividend or a
                           similar change in the Stock, the number of shares covered by this option and the option price per share may be adjusted (and rounded down to the nearest whole number) by the Board as it determines in its sole and absolute discretion. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity, which agreement may provide for an earlier expiration of your option.

Applicable Law             This Agreement will be interpreted and enforced under
                           the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Agreement                  This Agreement constitutes the entire understanding
                           between you and the Company regarding this option.
                           Any prior agreements, commitments or negotiations concerning this option are superseded.

       By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above.